IDS Life Variable Annuity Fund A
Registration No. 2-29081/811-1653

                   EXHIBIT INDEX

Exhibit  9:       Opinion of Counsel, dated April 27, 2000.

Exhibit  11:      Consent of Independent Auditors, dated April 24, 2000.

Exhibit 16(a): IDS Life Variable Annuity Fund A Power of Attorney, dated April 20, 2000.

Exhibit  16(b):   IDS Life Power of Attorney, dated April 20, 2000.